Exhibit 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp. and The Home Savings and Loan Company

announce the termination of Home Savings’ Consent Order

Youngstown, Ohio (February 5, 2013) – United Community Financial Corp. (“United Community”) (Nasdaq: UCFC), the holding company of The Home Savings and Loan Company (“Home Savings”), announced today that the Federal Deposit Insurance Corporation (the “FDIC”) and the Ohio Division of Financial Institutions (the “Ohio Division,” and together with the FDIC, “Home Savings’ Regulators”) have terminated Home Savings’ Consent Order, which was issued by Home Savings’ Regulators on March 30, 2012.

Patrick W. Bevack, President and CEO of United Community and Home Savings said, “We are very pleased that Home Savings’ Regulators have continued to acknowledge the progress and significant efforts we’ve made over the last several years and most importantly during 2012. We have worked, and continue to work, tirelessly to strengthen Home Savings and restore United Community back to profitability. By completing the bulk sale we announced in September 2012, we substantially improved asset quality and achieved a dramatic reduction in our risk profile.”

Bevack added: “The termination of the Consent Order means that Home Savings is now considered well capitalized and no longer in troubled condition, and we can once again take deposits from public institutions.”

As contemplated by United Community’s and Home Savings’ capital plans, which had been filed with regulators, United Community announced earlier this month that it had entered into securities purchase agreements with several accredited investors and subscription agreements with certain of United Community’s directors, officers, consultants and their affiliates to raise capital. The majority of any capital raised by United Community will be contributed to Home Savings, with the remainder to be used for general corporate purposes.

Bevack also added: “Over the last four years, we have established a very good working relationship with our Regulators. As a result, we will continue to work closely with our Regulators to ensure that we remain focused on resolving Home Savings’ remaining asset quality issues and that Home Savings maintains capital levels that are commensurate with its risk profile.”

Home Savings has entered into an understanding with Home Savings’ Regulators to continue to provide them with certain plans and reports, to seek their prior consent before issuing any dividends to United Community and to maintain Home Savings’ Tier 1 Leverage Capital Ratio at 8.50% and its Total Risk Based Capital Ratio at 12.0%.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended (the “Act”). The securities offered in the private offerings have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Home Savings is a wholly-owned subsidiary of United Community and operates 33 full-service banking offices and eight loan production offices located throughout Ohio and western Pennsylvania. Additional information on United Community and Home Savings may be found on United Community’s web site: www.ucfconline.com.

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When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in United Community’s market area, changes in regulations and policies by regulatory agencies, fluctuations in interest rates, demand for loans in United Community’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. United Community cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. United Community advises readers that the factors listed above could affect United Community’s financial performance and could cause United Community’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

United Community does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events unless required by law.